Exhibit 10.1

SITEL WORLDWIDE CORPORATION
SUBSCRIPTION AGREEMENT
THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of May 8, 2014 by and among SITEL Worldwide Corporation, a Delaware corporation (the “Company”), and Onex Clientlogic Holdings LLC, a Delaware limited liability company (the “Purchaser”).
The parties hereto agree as follows:
1.Authorization of Issuance and Sale of Stock. The Company has authorized the issuance and sale to the Purchaser of up to an aggregate of 75,000 shares of 16% Cumulative Participating Preferred Stock, Series D (the “Series D Preferred Stock”) at a price of $1,000.00 per share, subject to the exercise of preemptive rights under Section 3.3 of the Company’s Amended and Restated Stockholders Agreement, dated August 15, 2000, and as amended through the date hereof (the “Stockholders Agreement”). Prior to the Closing Date (as defined below) or, if applicable, the Initial Closing Date (as defined below), the Company will execute, deliver and file the Certificate of Designations, Preferences and Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series D Preferred Stock with the Delaware Secretary of State.
2.    Preemptive Rights Transaction. On or about the date hereof, the Company will make a preemptive rights offer to the Major Stockholders (as defined in the Stockholders Agreement) (other than the Purchaser) to sell up to that number of shares of the Series D Preferred Stock as are required pursuant to Section 3.3 of the Stockholders Agreement (the “Series D Preemptive Rights Transaction”). The closing of the Series D Preemptive Rights Transaction is expected to occur on or about June 6, 2014, and in no event later than June 30, 2014 (the “Closing Date”). The Company will notify the Purchaser when the Closing Date will occur at least one (1) business day in advance of the Closing Date.
3.    Fairness Opinion. Prior to the Closing Date or, if applicable, an Initial Closing Date (each as defined below), the Company will have delivered to U.S. Bank National Association, as trustee under each of the Company’s Indentures, dated as of April 20, 2012, and March 18, 2010, respectively, an opinion as to the fairness to the Company of the sale of the Series D Preferred Stock to the Purchaser from a financial point of view, issued by an independent accounting, appraisal or investment banking firm of national standing (the “Fairness Opinion”).
4.    Purchase and Sale of Stock.
(a)    At any time prior to the Closing Date, the Company may deliver a written notice to the Purchaser (an “Initial Closing Notice”) which shall identify (i) an amount of shares of Series D Preferred Stock, up to 56,000, which the Purchaser shall be required to purchase from the Company prior to the Closing Date (the “Initial Shares”) and (ii) the date on which the Purchaser shall be required to purchase the Initial Shares from the Company (the “Initial Closing Date”). The Company will deliver any Initial Closing Notice at least one (1) business day in advance of any Initial Closing Date. The Company hereby agrees to sell to the Purchaser, and, subject to the terms and conditions set forth herein, including delivery of the Fairness Opinion, the Purchaser hereby agrees to purchase from the Company, the amount of Initial Shares identified in any Initial Closing Notice, up to 56,000 shares of Series D Preferred Stock in the aggregate, at a price of $1,000.00 per share (the “Purchase Price”). The Purchaser hereby agrees that it will pay the aggregate Purchase Price on an Initial Closing Date by wire transfer of immediately available funds to the Company.
(b)    On the Closing Date, the Company hereby agrees to sell to the Purchaser, and, subject to the terms and conditions set forth herein, including delivery of the Fairness Opinion and completion of the

Series D Preemptive Rights Transaction, the Purchaser hereby agrees to purchase from the Company 75,000 shares of Series D Preferred Stock, less the sum of (i) any Initial Shares purchased by the Purchaser on the Initial Closing Date and (ii) that number of shares of Series D Preferred Stock that are properly subscribed for in the Series D Preemptive Rights Transaction, at the Purchase Price. The Purchaser hereby agrees that it will pay the aggregate Purchase Price on the Closing Date by wire transfer of immediately available funds to the Company.
5.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:
(a)    Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.
(b)    Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors’ rights generally.
6.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:
(a)    Investment Representations. The Purchaser is acquiring the shares of Series D Preferred Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for investment purposes and has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.
(b)    Accredited Investor. The Purchaser is an “accredited investor” (within the meaning of Rule 501(a) promulgated by the Securities and Exchange Commission).
7.    Waiver of Preemptive Rights. By entering into this Agreement, the Purchaser hereby waives all rights under Section 3.3 of the Stockholders Agreement to exercise any preemptive rights with respect to the Series D Preemptive Rights Transaction, or to purchase such Series D Preferred Stock other than under this Agreement. The Purchaser acknowledges that, other than as specified in Section 4 of this Agreement, the Purchaser will have no contractual right to purchase the Series D Preferred Stock.
8.    Miscellaneous.
(a)    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against the Company or the Purchaser unless such modification, amendment or waiver is approved in writing by the Company and the Purchaser. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement, or any agreement referred to herein in accordance with each of their terms.
(b)    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. Purchaser

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may assign a portion of its respective rights and obligations under this Agreement to its respective Affiliates and to co-investors and potential co-investors in the Company.
(c)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.
(d)    Counterparts; Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.
(e)    Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(f)    Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
(g)    No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Company and the Purchaser and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the day and year first above written.

SITEL WORLDWIDE CORPORATION By: /s/ Patrick Tolbert Name: Patrick Tolbert Title: Chief Financial Officer
ONEX CLIENTLOGIC HOLDINGS LLC By: /s/ Robert M. Le Blanc Name: Robert M. Le Blanc Title: Director By: /s/ Donald F. West Name: Donald F. West Title: Director

Signature Page to Series D Subscription Agreement